Exhibit 99.1

Chart Industries Acquires 5% Ownership of Transform Materials and Signs Strategic Commercial Hydrogen MOU

Atlanta, Georgia – March 31, 2021 – Chart Industries Inc. (“Chart”) (NSYE: GTLS), a leading global manufacturer of liquefaction and cryogenic equipment serving multiple applications in the clean energy and industrial gas end markets, including hydrogen, today announced the completion of an investment in Transform Materials (“Transform”) in the amount of $25 million for 5% of its equity.

Transform Materials is a sustainable chemical technology company that uses microwave plasma to convert natural gas into acetylene and hydrogen. Its highly selective, cost-effective, net-carbon-negative process converts the methane in natural gas into high-value products suitable for direct use or downstream reactions.

“We transform methane into acetylene and hydrogen, critical precursors for the synthesis of high-value chemical end products, without using traditional techniques that form carbon dioxide. That means we can meet important future needs of the petrochemical industry without creating harmful greenhouse gases,” said David Soane Ph.D., Chairman of Transform Materials. “An important benefit of our technology is that it repurposes the carbon that methane—a potent greenhouse gas—contains, so that it doesn’t enter the atmosphere. We saw immediately how Chart’s process chemicals and hydrogen technologies can help us deliver clean, high-purity hydrogen and acetylene to our customers at scale.”

In conjunction with this strategic investment, Chart and Transform also executed a binding commercial Memorandum of Understanding (“MOU”). The MOU establishes the commercial collaboration and equipment supply arrangements for Chart to supply Transform projects. Transform Materials’ process has already been adopted via a global licensing agreement with DSM Nutritional Products Ltd. (“DSM”), who plans to utilize the patented Transform technology to produce certain vitamins, carotenoids, and nutritional ingredients.

In addition to DSM, Transform has multiple other commercial pipeline opportunities this year in both North America and Europe. Given this level of interest, Transform expects to begin construction of two or three plants in the next 12 months. The investment and commercial supply agreement with Transform will help facilitate opportunities to expand Chart’s equipment presence both geographically and across global customers, with per-plant potential content in the multi-million dollar range.

“This investment in and commercial agreement with Transform Materials is yet another step toward expanding our customers’ options in our high-growth clean-energy markets, in particular hydrogen,” stated Jill Evanko, Chart’s CEO and president. “Perhaps most impactful about Transform’s patented process technology is that there is no oxygen involved in the reaction, so therefore no carbon dioxide (“CO2”) is generated – the very definition of clean.”

This investment achieves all of Chart’s criteria for its strategic inorganic investments in clean energy, specialty markets, and repair and service:

•	First, the investment brings access to customers and commercial projects that could not be accessed without significant organic investment.

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Second, the investment brings access to regions / geographies for the respective products and applications that otherwise could not readily be accessed due to lack of product experience in the region, certification requirements, or government funding and relationships.

•	Third, the investment adds equipment or process that builds Chart’s “à la carte” or full-solution menu for applicable markets. For example:

•	BlueInGreen water treatment technology + Chart bulk tanks

•	Cryo Technologies helium and hydrogen liquefaction process + Chart storage, transport, brazed aluminum (“BAHX”) and air-cooled heat exchangers (“ACHX”)

•	SES cryogenic carbon and direct air capture process + Chart’s ACHX, storage, vacuum insulated pipe, transport

•	And now, Transform Materials’ hydrogen process + Chart’s pump, downstream liquefaction, storage, and distribution equipment

Included at the end of this release is a supplemental presentation that further describes the investment. Winston & Strawn LLP served as legal advisors to Chart on the transaction. Chart will hold an investor call to discuss today’s announcement on Thursday, April 1, 2021 at 9:30am eastern time. Participants may join the conference call by dialing (877) 312-9395 in the U.S. or (970) 315-0456 from outside the U.S., entering conference ID 3688930. Please log-in or dial-in at least five minutes prior to the start time. A taped replay of the conference call will be archived on the Company’s website, www.chartindustries.com.

About Chart Industries Inc.

Chart Industries Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture, amongst other applications. We are committed to excellence in environmental, social and corporate governance (ESG) issues both for our company as well as our customers. With over 25 global locations from the United States to Asia, Australia, India, Europe and South America, we maintain accountability and transparency to our team members, suppliers, customers and communities. To learn more, visit www.Chartindustries.com.

About Transform Materials LLC

Transform Materials LLC was founded in 2014 by scientist and serial entrepreneur David Soane, Ph.D. During six years of sustained R&D, the company has developed a ground-breaking technology that uses microwave-generated plasma to energize natural gas to form acetylene and hydrogen, while avoiding the legacy processes in the chemical industry that generate impurities and form greenhouse gases. Complementing its contributions to chemical manufacturing, Transform’s technology also produces hydrogen in an energy-efficient way, addressing an important need in the burgeoning fuel cell industry. Transform’s systems are compact and modular, thus readily scalable to match customer needs, whether for large plants or small industrial applications, integrating with existing systems and architecture to minimize adoption costs. Transform’s patented technology platform initiates a green revolution in the utilization of natural gas, converting this abundant resource into acetylene and hydrogen without requiring combustion or energy-intensive electrolysis. To learn more, visit transformmaterials.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, clean energy market opportunities, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; risks relating to the recent outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC and Quarterly Reports on Form 10-Q, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

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http://ir.chartindustries.com/

Investor Relations Contact:

  Wade Suki

  Director of Investor Relations

  832-524-7489

  wade.suki@chartindustries.com